Exhibit 99.1

Spectrum Pharmaceuticals Appoints Nora Brennan to Board of Directors

HENDERSON, Nevada – December 14, 2020 - Spectrum Pharmaceuticals (NasdaqGS: SPPI) a biopharmaceutical company focused on novel and targeted oncology therapies, today announced the appointment of Nora Brennan to its Board of Directors. Ms. Brennan fills a vacancy left by Ms. Elizabeth Czerepak, who retired from the Board effective December 10, 2020.

“We are delighted to have Ms. Brennan join Spectrum’s Board of Directors as the company continues to focus its development efforts on novel treatments for patients with cancer,” said William Ashton, Chairman of the Board, Spectrum Pharmaceuticals. “Her leadership and experience in the pharmaceutical and medical technology sectors make her an ideal contributor to our future growth. We would also like to thank Ms. Czerepak for her dedicated service and numerous contributions to the Board, and we wish her well in all of her future endeavors.”

Nora Brennan is an experienced life sciences executive and currently serves as Chief Financial Officer of TELA Bio, Inc., a commercial stage medical device company. Ms. Brennan has extensive financial experience of more than 20 years, and she has held leadership roles across the healthcare and banking industries for both private and public global companies. Prior to joining TELA, Ms. Brennan served as Chief Financial Officer at Xeris Pharmaceuticals, Inc., a specialty pharmaceutical company, where she led the finance function and execution of corporate strategy, including its initial public offering. Previously, she was employed at Integra Lifesciences Corporation, a global medical device company, where she held various senior leadership roles, including Senior Vice President, Investor Relations and Corporate Treasurer. Prior to joining Integra, Ms. Brennan worked at Citigroup and JP Morgan in various finance and investment banking roles. Ms. Brennan holds a Master of Business Administration degree from the University of Chicago Booth School of Business and a Bachelor of Arts from the University of Illinois.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a biopharmaceutical company focused on acquiring, developing, and commercializing novel and targeted oncology therapies. Spectrum has a strong track record of successfully executing across the biopharmaceutical business model, from in-licensing and acquiring differentiated drugs, clinically developing novel assets, successfully gaining regulatory approvals and commercializing in a competitive healthcare marketplace. Spectrum has a late-stage pipeline with novel assets that serve areas of unmet need. This pipeline has the potential to transform the company in the near future. For additional information on Spectrum Pharmaceuticals, please visit www.sppirx.com.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052    • Tel: 702-835-6300    • Fax: 702-260-7405    • www.sppirx.com    • NASDAQ: SPPI

Notice Regarding Forward-Looking Statements

This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include, but are not limited to, statements that relate to Spectrum’s business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, the timing and results of FDA decisions, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that Spectrum’s existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the company’s reports filed with the Securities and Exchange Commission. The company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.® is a registered trademark of Spectrum Pharmaceuticals, Inc. and its affiliates. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals’ logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2020 Spectrum Pharmaceuticals, Inc. All Rights Reserved

Contacts:

Robert Uhl

Managing Director, Westwicke ICR

858.356.5932

robert.uhl@westwicke.com

Kurt Gustafson

Chief Financial Officer

949.788.6700

InvestorRelations@sppirx.com

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052    • Tel: 702-835-6300    • Fax: 702-260-7405    • www.sppirx.com    • NASDAQ: SPPI